UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Forest Oil Corporation

(Name of Registrant as Specified in Its Charter)

Sabine Oil & Gas LLC

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Sabine Oil & Gas LLC posted the following press release to its website on July 10, 2014:

NEWS

FOREST OIL CORPORATION	FOR FURTHER INFORMATION
707 17th STREET, SUITE 3600	CONTACT: LARRY C. BUSNARDO
DENVER, COLORADO 80202	VP – INVESTOR RELATIONS
303.812.1441

FOR IMMEDIATE RELEASE

FOREST OIL ANNOUNCES AGREEMENT WITH SABINE OIL & GAS TO REVISE

TRANSACTION STRUCTURE AND ADOPTION OF SHAREHOLDER RIGHTS PLAN

New structure requires only majority approval

Sabine and Forest economic interests post transaction remain 73.5% / 26.5%, respectively

Shareholder rights plan adopted to protect interest of Forest shareholders

DENVER, COLORADO – July 10, 2014 – Forest Oil Corporation (NYSE:FST) (“Forest”) today announced that it has reached an agreement with Sabine Oil & Gas LLC (“Sabine Oil & Gas”) to amend their previously announced merger agreement to protect the interests of their respective shareholders. The revised transaction structure does not change the economic terms of the transaction. Upon completion, current Forest shareholders will own approximately 26.5% of the economic interest in the combined businesses of Forest and Sabine Oil & Gas, the same as under the original merger agreement.

Under the terms of the amended merger agreement, Forest and Sabine Oil & Gas will combine their businesses through a revised transaction structure, where Sabine Investor Holdings, LLC and a related investment entity (together, the “Sabine Investor Entities”), the owners of Sabine Oil & Gas, will contribute their interests in Sabine Oil & Gas to Forest, in exchange for the issuance to the Sabine Investor Entities of common and preferred stock in Forest. As a result of the contribution and stock issuance (the “Transaction”), Sabine Oil & Gas will become a wholly owned subsidiary of Forest, the Sabine Investor Entities will hold common and preferred shares representing an aggregate 73.5% economic interest in Forest and the existing Forest common shareholders will hold an aggregate 26.5% economic interest in Forest. The 73.5% / 26.5% economic interest allocation is the same as under the original merger agreement.

In addition, through the issuance of preferred stock (the “Series A Common-Equivalent Preferred Stock”) to the Sabine Investor Entities, the Sabine Investor Entities will have approximately 80% of the combined voting interest in Forest. The Transaction is expected to be tax-free for the Forest shareholders and the Sabine Investor Entities, as was the case with the original transaction structure. The Series A Common Equivalent Preferred Stock will be convertible into Forest common stock at the option of the holder, and will convert automatically if the Sabine Investor Entities and their affiliates cease to own Forest shares representing two-thirds of the combined voting interest in Forest. The Series A Common-Equivalent Preferred Stock will be equivalent to Forest common stock, other than with respect to voting rights, and will have no special dividend rights.

The completion of the Transaction is conditioned upon, among other things, (i) the approval of the issuance of the equity consideration to the Sabine Investor Entities by holders of a majority of the shares of Forest common stock represented and entitled to vote at a special meeting of Forest shareholders and (ii) unless waived by Forest and the Sabine Investor Entities, the approval of an amendment to Forest’s charter to increase the number of authorized shares of common stock (the “Charter Amendment”) by holders of a majority of the outstanding Forest shares.

The revised transaction structure is not expected to have any impact on the treatment of the existing indebtedness of Forest and Sabine Oil & Gas, as compared to the original transaction structure. As was the case with the original transaction structure, the completion of the Transaction will trigger change-of-control provisions in the indentures governing Forest’s existing senior notes. These change-of-control provisions entitle holders of the Forest notes to receive 101% of the principal amount of the notes plus accrued interest with respect to each series of notes if they desire. Sabine Oil & Gas expects that any of Forest’s notes that are not tendered pursuant to the change-of-control offers will remain outstanding following the transaction, subject to any opportunistic refinancing of such notes which may be pursued based on market conditions. Sabine Oil & Gas continues to have committed financing in place for both a $1 billion reserves based lending facility and to backstop the purchase of any Forest bonds that are redeemed as a result of the change-of-control provisions.

In connection with entering into the amended merger agreement, Forest also has adopted a shareholder rights plan and today declared a dividend of one right on each outstanding share of Forest’s common stock. The rights plan is intended to prevent persons from acquiring beneficial ownership of 5% or more of Forest’s common stock or, for investors that own in excess of 5% today, from increasing their beneficial ownership, but will not apply to and will not affect any shareholder that does not have a “short”-equivalent position with respect to Forest’s debt. Forest is adopting the shareholder rights plan, in conjunction with the revised transaction structure, to address the concern that certain investors with “short”-equivalent positions in Forest’s debt securities or similar derivative positions could attempt to negatively influence or manipulate the outcome of the shareholder vote related to the combination of Forest and Sabine Oil & Gas in order to drive down the trading prices of Forest’s debt securities. Forest believes the shareholder vote should focus on the merits of the transaction.

Following the completion of the Transaction, Forest has agreed to submit to its shareholders for their approval a plan to reincorporate Forest from New York to Delaware, through a reincorporation merger. If the reincorporation merger is completed, Forest will continue as a wholly-owned subsidiary of a newly formed Delaware holding company, and holders of common and preferred shares in Forest would receive corresponding common and preferred shares in the new Delaware holding company.

Under the amended stockholder’s agreement entered into by Forest and the Sabine Investor Entities, the Sabine Investor Entities are entitled to nominate a number of individuals to the Forest board of directors corresponding to their proportionate voting power in Forest stock, which is initially 80%, rounded to the nearest director. In order to ensure that the Sabine Investor Entities are able to nominate a number of directors proportionate to their 80% voting power, the number of directors on the board is being increased to 10. The other two individuals nominated to serve on the Forest board will be selected by the nominating committee, but under the stockholder’s agreement, the Sabine Investor Entities have agreed to vote in favor of the election of such nominees.

The combined entity will still be headquartered in Houston, Texas, and will be led by Sabine’s current executive management team. The transaction is expected to be completed in the fourth quarter of 2014.

Presentation slides detailing the new transaction structure are available in the “Investor Relations” section of Forest’s website under “Recent Presentations” and on Sabine’s website under “Events / Presentations” at http://www.sabineoil.com.

A summary of the key terms of the revised transaction structure compared to the original transaction structure is set forth in the table below:

Term	Revised Transaction Structure	Original Transaction Structure
Structure	Contribution of Sabine Oil & Gas and related holding companies to Forest by Sabine Investor Entities, in exchange for common and preferred shares of Forest.	Combination of Forest and Sabine Oil & Gas under a newly formed public holding company (“Holdco”), through the simultaneous merger of a wholly owned subsidiary of Holdco with and into Forest and the contribution of Sabine Oil & Gas and related holding companies to Holdco by Sabine Investor Holdings, LLC.

Resulting Public Company following the Transactions

Forest Oil Corporation (NYSE: FST).

If approved by the Forest shareholders, the name of Forest will be changed to “Sabine Oil & Gas Corporation” as of the closing date, and the ticker correspondingly changed to “SABO.”

Sabine Oil & Gas Corporation, the newly formed Holdco entity (NYSE: SABO)

Impact on Securities Held by Existing Forest Shareholders	Forest shareholders will retain their existing shares in Forest.	Forest shareholders would have received 0.1 shares of Holdco for each share of Forest common stock owned by such Forest shareholder.

Resulting Economic Ownership	No change.	Sabine Investor Entities would have owned a 73.5% economic interest in the combined company; existing Forest public shareholders would have owned a 26.5% economic interest in the combined company.

Resulting Voting Power	Sabine Investor Entities will hold 80% of the combined voting power in Forest; existing Forest public shareholders will hold 20% of the voting power in Forest.	Sabine Investor Entities would have held 73.5% of the voting power in the combined company; existing Forest public shareholders would have held 26.5% of the voting power in the combined company.

Legally Required Vote to Approve Transaction	A majority of the Forest common shares represented and entitled to vote at the Forest shareholder meeting.	Two-thirds of the outstanding Forest common shares.

Term	Revised Transaction Structure	Original Transaction Structure
Additional Waivable Approval Requirements	Unless waived by the parties, a vote of a majority of the outstanding Forest common shares approving the Charter Amendment will be required to complete the Transactions.	None.

Impact on Outstanding Indebtedness	No change.	The completion of the Transactions will trigger change-of-control provisions in the indentures governing Forest’s existing senior notes. These change-of-control provisions entitle holders of the notes to receive 101 percent of the principal amount of the notes plus accrued interest with respect to each series of notes.

Board and Executive Composition	Eight directors chosen by Sabine and two directors chosen by Forest. Sabine Oil & Gas’ executive management team will manage the combined company.	Six directors chosen by Sabine and two directors chosen by Forest. Sabine Oil & Gas’ executive management team will manage the combined company.

Financing Commitments; End Date Specified in Merger Agreement	No change, other than the end date under the amended merger agreement and the expiration of the amended commitment letters is December 31, 2014.

Sabine Oil & Gas had obtained financing commitment letters, which provided commitments for a new credit facility for the combined company to refinance the existing revolving credit facilities of Sabine and Forest and for bridge financing to finance the purchase of any Forest notes which are required to be purchased in connection a change of control offer.

The end date under the merger agreement and the expiration of the commitment letters was November 1, 2014.

*****

Forest Oil Corporation is engaged in the acquisition, production, exploration, and development of natural gas and liquids in the United States. Forest’s principal reserves and producing properties are located in East Texas, the Eagle Ford in South Texas, Arkansas, Louisiana, and Oklahoma. Forest’s common stock trades on the New York Stock Exchange under the symbol FST. For more information about Forest Oil, please visit its website at http://www.forestoil.com.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the proposed transactions, Forest Oil Corporation intends to file a proxy statement with the Securities and Exchange Commission (“SEC”), and each of Sabine Oil & Gas LLC and Forest Oil Corporation also plan to file other relevant documents with the SEC regarding the proposed transactions. INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the definitive proxy statement (if and when it becomes available) and other relevant documents filed by Sabine Oil & Gas LLC and Forest Oil Corporation with the SEC at the SEC’s website at www.sec.gov. You may also obtain Forest’s documents by contacting Forest Oil Corporation’s Investor Relations department at www.forestoil.com or by email at IR@forestoil.com.

PARTICIPANTS IN THE SOLICITATION

Forest Oil Corporation, Sabine Oil & Gas LLC and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transactions. Information about Forest Oil Corporation’s directors is available in Forest Oil Corporation’s proxy statement filed with the SEC on March 26, 2014, for its 2014 annual meeting of shareholders, and information about Forest Oil Corporation’s executive officers is available in Forest Oil Corporation’s Annual Report on Form 10-K for 2013 filed with the SEC on February 26, 2014. Information about Sabine Oil & Gas LLC’s directors and executive officers is available in the registration statement on Form S-4 filed by New Forest Oil Inc. on May 29, 2014. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive proxy statement and other relevant materials to be filed with the SEC regarding the proposed transactions when they become available. Investors should read the definitive proxy statement carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Forest Oil Corporation using the sources indicated above.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements concerning the proposed transactions, its financial and business impact, management’s beliefs and objectives with respect thereto, and management’s current expectations for future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements are all statements other than statements of historical facts. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “intends,” “likely,” “will,” “should,” “to be,” and any similar expressions or other words of similar meaning are intended to identify those assertions as forward-looking statements. It is uncertain whether the events anticipated will transpire, or if they do occur what impact they will have on the results of operations and financial condition of

Forest Oil Corporation or Sabine Oil & Gas LLC. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those anticipated, including but not limited to the ability of the parties to satisfy the conditions precedent and consummate the proposed transactions, the timing of consummation of the proposed transactions, the ability of the parties to secure regulatory approvals in a timely manner or on the terms desired or anticipated, the ability of Forest Oil Corporation to integrate the acquired operations, the ability to implement the anticipated business plans following closing and achieve anticipated benefits and savings, and the ability to realize opportunities for growth. Other important economic, political, regulatory, legal, technological, competitive and other uncertainties are identified in the documents filed with the SEC by Forest Oil Corporation from time to time, including Forest Oil Corporation’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. For additional information on the risks and uncertainties that could impact Sabine Oil & Gas LLC’s business and operations, as well as risks related to the transactions, please see the registration statement on Form S-4 filed by New Forest Oil, Inc. on May 29, 2014. The forward-looking statements included in this document are made only as of the date hereof. Neither Forest Oil Corporation nor Sabine Oil & Gas LLC undertakes any obligation to update the forward-looking statements included in this document to reflect subsequent events or circumstances.

July 10, 2014

Sabine Oil & Gas LLC posted the following slides to its website on July 10, 2014:

sabine oil & gas

Forest & Sabine Transaction Structure Update

July 2014

Old Transaction Structure

Combination

MGMT
Funds
Public Shareholders
Sabine Investor Holdings LLC
Forest Oil Corporation
(2)
New Forest Oil Inc.
Sabine Oil & Gas Holdings LLC
Forest Oil Merger Sub Inc.
(1)
Sabine Oil & Gas Holdings II LLC
Sabine Oil & Gas LLC

1) Forest Oil Merger Sub Inc. is merged with and into Forest Oil, with Forest oil surviving as a wholly owned subsidiary of New Forest Oil Inc.
2) Sabine Investor Holdings LLC contributes stock / interests in Sabine Oil & Gas Holdings LLC and related First Reserve holding companies to New Forest Oil Inc. in exchange for shares of New Forest Oil Inc.
3) (1) and (2), together, are intended to qualify as a tax-free incorporation under Section 351

Note: Diagram excludes intermediate First Reserve holding companies.

Consolidation

Public Shareholders
FRC & Sabine Management
Sabine Oil & Gas Corporation ("SABO") (formerly New Forest Oil Inc.)
Sabine Oil & Gas Holdings LLC
Sabine Oil & Gas Holdings II LLC
(4)
Forest Oil Corporation
Sabine Oil & Gas LLC
Forest's existing 7.25% Senior Notes due 2019
Forest's existing 7.50% Senior Notes due 2020
Sabine's existing 2nd Lien Term Loan Due 2018
Sabine's existing 9.75% Senior Notes due 2017

4) SOGH II and Sabine O&G will be **merged** with and into Forest Oil Corporation, with Forest Oil Corporation surviving

Post Closing Date Structure

Public Shareholders
FRC & Sabine Management
Sabine Oil & Gas Corporation ("SABO") (formerly New Forest Oil Inc.)
Sabine Oil & Gas Holdings LLC (former holdco of Sabine Oil & Gas LLC)
Forest Oil Corporation
(5)
Forest and Sabine Subsidiaries(7) / Assets
New $1,000 MM Borrowing Base Revolving Credit Facility
$578 MM Forest 2019 Notes(6)
$222 MM Forest 2020 Notes(6)
$650 MM Sabine 2nd Lien Term Loan
$350 MM Sabine 2017 Notes

5) Assumes only existing revolvers are replaced on closing date
6) Change of Control tripped; put right exists; backstop financing commitments are in place for put
7) Guarantors of Forest Oil Corporation debt, subject to certain exceptions

New Transaction Structure

Combination

Public Shareholders
Sabine Investor Holdings LLC
FR XI Onshore AIV, LLC
(1)
Forest Oil Corporation
Sabine Oil & Gas Holdings LLC
Sabine Oil & Gas Holdings II LLC
Sabine Oil & Gas LLC
• Forest's existing 7.25% Senior Notes due 2019
• Forest's existing 7.50% Senior Notes due 2020
• Sabine's existing 2nd Lien Term Loan Due 2018
• Sabine's existing 9.75% Senior Notes due 2017

1) FR XI Onshore AIV, LLC and Sabine Investor Holdings LLC contribute stock / interests in Sabine Oil & Gas Holdings LLC and related First Reserve holding companies to Forest Oil Corporation in exchange for high vote preferred stock and common stock

Note: Diagram excludes intermediate First Reserve holding companies.

Consolidation

Public Shareholders
FRC and Sabine Management
Forest Oil Corporation
(2)
Sabine Oil & Gas Holdings LLC
Sabine Oil & Gas Holdings II LLC
Sabine Oil & Gas LLC

2) Sabine Oil & Gas Holdings LLC, Sabine Oil & Gas Holdings II LLC, and Sabine Oil & Gas LLC are merged with and into Forest Oil Corporation, with Forest Oil Corporation Surviving, to accomplish preferred financing structure

3) These mergers are ignored for federal income tax purposes because Sabine Oil & Gas Holdings LLC, Sabine Oil & Gas Holdings II LLC, and Sabine Oil & Gas LLC are treated as disregarded entities for federal income tax purposes

Post Closing Date Structure

Public Shareholders
FRC and Sabine Management
Forest Oil Corporation (expected to be re-named Sabine Oil & Gas Corporation)
(4)
• New $1,000 MM Borrowing Base Revolving Credit Facility
• $578 MM Forest 2019 Notes(5)
• $222 MM Forest 2020 Notes(5)
• $650 MM Sabine 2nd Lien Term Loan
• $350 MM Sabine 2017 Notes
Forest and Sabine Subsidiaries(6) / Assets

4) Assumes only existing revolvers are replaced on closing date

5) Change of Control tripped; put right exists; backstop financing commitments are in place for put

6) Guarantors of Forest Oil Corporation debt, subject to certain exceptions

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the proposed transactions, Forest Oil Corporation intends to file a proxy statement with the Securities and Exchange Commission (“SEC”), and each of Sabine Oil & Gas LLC and Forest Oil Corporation also plan to file other relevant documents with the SEC regarding the proposed transactions. INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the definitive proxy statement (if and when it becomes available) and other relevant documents filed by Sabine Oil & Gas LLC and Forest Oil Corporation with the SEC at the SEC’s website at www.sec.gov. You may also obtain Forest’s documents by contacting Forest Oil Corporation’s Investor Relations department at www.forestoil.com or by email at IR@forestoil.com.

PARTICIPANTS IN THE SOLICITATION

Forest Oil Corporation, Sabine Oil & Gas LLC and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transactions. Information about Forest Oil Corporation’s directors is available in Forest Oil Corporation’s proxy statement filed with the SEC on March 26, 2014, for its 2014 annual meeting of shareholders, and information about Forest Oil Corporation’s executive officers is available in Forest Oil Corporation’s Annual Report on Form 10-K for 2013 filed with the SEC on February 26, 2014. Information about Sabine Oil & Gas LLC’s directors and executive officers is available in the registration statement on Form S-4 filed by New Forest Oil Inc. on May 29, 2014. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive proxy statement and other relevant materials to be filed with the SEC regarding the proposed transactions when they become available. Investors should read the definitive proxy statement carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Forest Oil Corporation using the sources indicated above.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements concerning the proposed transactions, its financial and business impact, management’s beliefs and objectives with respect thereto, and management’s current expectations for future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements are all statements other than statements of historical facts. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “intends,” “likely,” “will,” “should,” “to be,” and any similar expressions or other words of similar meaning are intended to identify those assertions as forward-looking statements. It is uncertain whether the events anticipated will transpire, or if they do occur what impact they will have on the results of operations and financial condition of Forest Oil Corporation or Sabine Oil & Gas LLC. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those anticipated, including but not limited to the ability of the parties to satisfy the conditions precedent and consummate the proposed transactions, the timing of consummation of the proposed transactions, the ability of the parties to secure regulatory approvals in a timely manner or on the terms desired or anticipated, the ability of Forest Oil Corporation to integrate the acquired operations, the ability to implement the anticipated business plans following closing and achieve anticipated benefits and savings, and the ability to realize opportunities for growth. Other important economic, political, regulatory, legal, technological, competitive and other uncertainties are identified in the documents filed with the SEC by Forest Oil Corporation from time to time, including Forest Oil Corporation’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. For additional information on the risks and uncertainties that could impact Sabine Oil & Gas LLC’s business and operations, as well as risks related to the transactions, please see the registration statement on Form S-4 filed by New Forest Oil, Inc. on May 29, 2014. The forward-looking statements included in this document are made only as of the date hereof. Neither Forest Oil Corporation nor Sabine Oil & Gas LLC undertakes any obligation to update the forward-looking statements included in this document to reflect subsequent events or circumstances.